Exhibit 99.2
CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC
Board of Directors
Grant Prideco, Inc.
400 N. Sam Houston Pkwy East
Suite #900
Houston, Texas 77060
Members of the Board:
     We hereby consent to the inclusion of our opinion letter, dated December 16, 2007, to the Board of Directors of Grant Prideco, Inc. included as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of National Oilwell Varco, Inc. (the “Registration Statement”) and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “Summary — Recommendation of the Board of Directors of Grant Prideco and Reasons for the Merger — Opinion of Credit Suisse,” “The Merger — Background of the Merger,” “The Merger — Grant Prideco’s Reasons for the Merger and Recommendation of Grant Prideco’s Board of Directors” and “The Merger — Opinion of Credit Suisse Securities (USA) LLC — Financial Advisor to Grant Prideco.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
     In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Dated: March 7, 2008
CREDIT SUISSE SECURITIES (USA) LLC